EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AdStar, Inc.
Marina Del Rey, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 11, 2005, relating to the consolidated financial statements of AdStar, Inc. and subsidiary as of December 31, 2004 appearing in the Company’s Annual Report on Form 10-KSB.
     We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
April 6, 2006